EXHIBIT 10.27

RESTRICTED STOCK AWARD AGREEMENT
To:                 ______________________________________

Date of Grant:         ______________________________________

Total Number of Shares:     ______________________________________

TPG VI Neon I, L.P. (“Neon I”), TPG VI Neon II, L.P. (“Neon II”), and TPG VI FOF Neon, L.P. (“FOF Neon”) (collectively, the “Grantor”), is pleased to grant you, as an inducement to continue your employment with Nexeo Solutions, LLC., a restricted stock award (the “Restricted Stock Award”) with respect to a specified number of shares of Stock (as such term is defined below), which shall be deemed to come (a) 44.06% from Neon I, (b) 55.54% from Neon II, and (c) 0.39% from FOF Neon, subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this “Agreement”). The grant of the Restricted Stock Award is specifically conditioned upon (i) the approval of this grant to you by the Grantor Board (as such term is defined below) and by certain members of the Compensation Committee of the Board of Directors of Nexeo Solutions, Inc. (“Nexeo”), and (ii) the execution by you of this Agreement, agreeing to all of the terms and conditions set forth herein. The Date of Grant and the number of shares of Stock subject to this Restricted Stock Award are stated above. The Restricted Stock Award is not governed by the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan or by any other equity compensation plan of the Grantor, Nexeo, or any of their respective affiliates. No payment is required for the Stock that you receive pursuant to this Restricted Stock Award.
This Agreement sets forth the terms of the agreement between you and the Grantor with respect to the Restricted Stock Award. By accepting this Agreement, you agree to be bound by all of the terms hereof.
1.Definitions. Unless otherwise defined herein, as used in this Agreement, the following terms have the meanings set forth below:
(a)    “Date of Grant” means the date designated as such on the first page of this Agreement.
(b)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(c)    “Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under this Agreement, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under this Agreement, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the requirements of section 409A of the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder.
(d)    “Grantor Board” means TPG Advisors, VI, Inc. the general partner of the Grantor.
(e)     “Nexeo Board” means the board of directors of Nexeo Solutions, Inc.
(f)     “Stock” means Nexeo’s $0.0001 per share par value common stock, or any other securities that are substituted therefor.
2.    Restricted Shares. The shares of Stock you receive under this Agreement will be considered “Restricted Shares” until they vest. You may not sell, transfer, pledge or otherwise dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Restricted Shares. The Restricted Shares are also restricted in the sense that they may be forfeited to the Grantor. Except as otherwise provided herein, Stock that vests in accordance with the vesting schedule set forth in Section 3 below will no longer be considered Restricted Shares.
3.    Vesting. Subject to the other terms and conditions set forth herein, the restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire, and the Restricted Shares will become transferable and nonforfeitable in accordance with the vesting schedule set forth below, rounded down to the nearest whole share of Stock, provided that you remain employed by Nexeo or its subsidiaries until the applicable dates set forth therein:
[•]
The Grantor Board will determine, in its sole discretion, whether vesting will be accelerated in connection with any involuntary termination of your employment or upon a change in control. In the event that any such acceleration occurs during the six-month period following the Date of Grant (the “Hold Period”), the shares of Stock included in this Restricted Stock Award will remain subject to all restrictions described in Section 2 above for the remainder of the Hold Period except that they will no longer be subject to forfeiture.
4.     Escrow of Restricted Shares. The Grantor shall evidence the Restricted Shares in the manner that it deems appropriate, including, without limitation, book entry registration held for you with Nexeo’s transfer agent until the Restricted Shares vest, after which you may request transfer. The Grantor may in its sole discretion require you to execute one or more stock powers in blank and deliver those stock powers to the Grantor, which shall remain in the custody of the Grantor or a third party while the restrictions remain in effect.

5.    Privileges of a Stockholder. From and after the time the Restricted Shares are issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Nexeo Board, subject, however, to the terms, conditions and restrictions set forth in this Agreement; provided, however, that each dividend payment will be made no later than the 60th day following the date such dividend payment is made to stockholders generally.
6.    Conditions. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock (including Restricted Shares) will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The Grantor may require you, as a condition of receiving the Stock, to give written assurances in substance and form satisfactory to the Grantor and/or Nexeo and its counsel to the effect that you are acquiring the Stock subject to the Restricted Stock Award for your own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Grantor deems necessary or appropriate to comply with federal and applicable state securities laws.
7.    Authority of the Grantor Board. This Agreement and the Restricted Stock Award granted hereunder shall be administered by Grantor Board The Grantor Board shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Agreement; (ii) accelerate the time of vesting of the Restricted Shares; (iii) construe this Agreement and the Restricted Stock Award; (iv) make determinations of the Fair Market Value of the Stock subject to this Agreement; (v) delegate its duties under this Agreement to such agents as it may appoint from time to time; (vi) terminate, modify, or amend this Agreement, provided that, no amendment or termination may decrease your rights inherent in the Restricted Stock Award prior to such amendment without your express written permission except to the extent such amendment is necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any change thereto; and (vii) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Agreement, including the delegation of those ministerial acts and responsibilities as the Grantor Board deems appropriate. The Grantor Board may correct any defect, supply any omission, or reconcile any inconsistency in this Agreement in the manner and to the extent it deems necessary or desirable to carry the Agreement into effect, and the Grantor Board shall be the sole and final judge of that necessity or desirability. The determinations of the Grantor Board on the matters referred to in this Section 7 shall be final and conclusive.
8.    Section 16. Notwithstanding any other provisions of this Agreement, the grant of this Restricted Stock Award shall comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Restricted Stock Award shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
9.    Withholding Taxes. No Stock will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of receipt of this Restricted Stock Award or the vesting of the Stock you receive under this Restricted Stock Award. These arrangements may include withholding of Stock that otherwise would be released to you when the Restricted Shares vest. Unless you elect to pay the amount of such obligations to Nexeo in cash, Nexeo or any subsidiary that has a tax withholding obligation shall withhold (or “net”) such number of shares of Stock otherwise payable to you as required to meet its withholding obligations under applicable law. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to you pursuant to this Agreement, the number of shares of Stock that may be so withheld (or surrendered) by Nexeo or its applicable subsidiary shall be the maximum number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities, determined based on the greatest withholding rates for federal, state, foreign, and/or local tax purposes, including payroll taxes, that may be utilized without causing an award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718. Notwithstanding the foregoing, to the extent any cash payments are made to you under this Restricted Stock Award, tax withholding obligations related thereto will be withheld from such payments. No delivery of shares of Stock or other payment shall be made pursuant to this Restricted Stock Award until you have paid or made arrangements approved by Nexeo or its applicable subsidiary to satisfy in full the applicable tax withholding requirements of Nexeo or its subsidiary.
10.    Notices. Any notice to be given under the terms of this Agreement shall be made by personal delivery, through the mail, or by facsimile, electronic mail or other electronic transmission to Nexeo’s Secretary, Michael B. Farnell, Jr. Any notice to be given to you shall be addressed to you at your address indicated in Nexeo’s payroll records, your company email address or at such other address as either party may hereafter designate in writing to the other. Any person entitled to notice hereunder may waive such notice.
11.    No Guarantee of Continued Service. You acknowledge and agree that the vesting of Stock pursuant to the vesting schedule set forth in this Agreement is earned only by continuing as an employee at the will of Nexeo or its employing subsidiaries (and not through the act of being hired or being granted this Restricted Stock Award). You further acknowledge and agree that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued employment for the vesting period, for any period, or at all, and shall not interfere in any way with your right or the right of Nexeo or any affiliate to dismiss you from employment, free from any liability, or any claim under this Agreement, at any time with or without Cause.
12.    Successors & Assigns. Subject to the limitations on the transferability of this Restricted Stock Award and the Restricted Shares, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

13.    Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Grantor to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
14.    Other Benefits. The amount of any compensation deemed to be received by you as a result of the receipt or vesting of this Restricted Stock Award will not constitute “earnings” with respect to any other benefits provided to you by the Grantor, Nexeo, or an affiliate, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.
15.    Furnish Information. You shall furnish to the Grantor or Nexeo all information requested by the Grantor or Nexeo to enable them to comply with any reporting or other requirements imposed upon the Grantor or Nexeo by or under any applicable statute or regulation. From time to time, the Grantor Board and appropriate officers of the Grantor Board or Nexeo shall and are authorized to take whatever action is necessary to file required documents with governmental authorities and other appropriate persons to make shares of Stock available for issuance pursuant to this Agreement.
16.    No Liability for Good Faith Determinations. The Grantor, Nexeo, the members of the Grantor Board, and Nexeo employees shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.
17.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Grantor may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
18.    No Guarantee of Interests. Neither the Grantor Board nor the Grantor or Nexeo guarantees the Stock of Nexeo from loss or depreciation.
19.    Records. Records of the Grantor, Nexeo, or any of their respective affiliates regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the aforementioned parties to be incorrect.
20.    Grantor Action. Any action required of the Grantor shall be by resolution of the Grantor Board or by a person authorized to act by resolution of the Grantor Board.
21.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
22.    Headings; Word Usage. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
23.    Fractional Shares. In no event may the Restricted Shares be adjusted for any fractional shares. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.
TPG VI NEON I, L.P.

By:      TPG ADVISORS VI, INC.,
its general partner
By:
Name:  Clive Bode
Title:    Vice President

TPG VI NEON II, L.P.

By:      TPG ADVISORS VI, INC.,
its general partner
By:
Name:  Clive Bode
Title:    Vice President

TPG VI FOF NEON, L.P.

By:      TPG VI AIV SLP SD, L.P.,
its general partner

By:      TPG VI AIV SLP SD ADVISORS, L.L.C.,
its general partner
By:
Name:  Clive Bode
Title:    Vice President

ACKNOWLEDGED AND AGREED:

[Grantee]